UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2005

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Street

Montgomery, Alabama 36104

(Address of principal executive offices)

(334) 240-5000

(Registrant’s phone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 23, 2005, the Registrant’s bank subsidiary, Colonial Bank, N.A. (“Colonial”) and Colonial’s newly-formed subsidiary, MWL Funding, Inc. (“MWL”), entered into a Warehouse Loan Purchase Agreement (the “Purchase Agreement”) with Citicorp North America, Inc. (“CNAI”) and certain of its affiliates. Also on March 23, 2005, Colonial and MWL entered into a Warehouse Loan Sale Agreement (the “Sale Agreement”). Together, as more fully described below, the Purchase Agreement and the Sale Agreement provide a purchase facility of up to $1 billion through the sale and securitization of Colonial’s mortgage warehouse loans. The forms of the Purchase Agreement and the Sale Agreement are attached as exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K. The initial term of each agreement is 364 days. The securitization transaction is intended to enhance the liquidity of Colonial and the Registrant.

Background of the Transaction. Colonial’s mortgage warehouse lending division provides funding through loans to, and purchases from, various mortgage companies, who in turn use these funds to make or purchase residential mortgage loans. The loans made by Colonial to these mortgage companies are secured by such residential mortgage loans. In addition, Colonial’s mortgage warehouse lending division purchases participation interests in mortgage loans from its mortgage company customers.

The Sale Agreement. Pursuant to the Sale Agreement, MWL will acquire, from time to time, certain mortgage warehouse loans, participation interests and related assets (referred to in the Purchase Agreement and Sale Agreement as “Transferred Assets”) from Colonial, either by purchase with funds obtained from the purchasers pursuant to the Purchase Agreement, as described below, or by capital contribution from Colonial.

The Purchase Agreement. The Purchase Agreement provides for MWL to sell undivided interests in the pool of Transferred Assets and other collateral to CAFCO, LLC, CHARTA, LLC, and CRC Funding, LLC, entities the administrative agent of which is CNAI, as Conduit Purchasers or Citibank, N.A., as a Committed Purchaser. MWL will retain a portion of the ownership interests in the pool of Transferred Assets. Additional Conduit Purchasers and Committed Purchases may be identified from time to time. The Conduit Purchasers may, in their respective sole discretion, make such purchases, and the Committed Purchasers are prepared to make such purchases, in each case on the terms set forth in the Purchase Agreement. The Conduit Purchasers may fund their purchases from MWL by issuing commercial paper to investors. CNAI will act as program agent for the Conduit Purchasers and the Committed Purchaser specified above and as a group agent for the other Conduit Purchasers and Committed Purchasers.

Colonial will act as servicer for the Transferred Assets by continuing to collect payments from its mortgage company customers. Colonial, as servicer, will pay over to the purchaser of each Transferred Asset payments of principal and interest relating to the

Transferred Asset, minus fees. Colonial will also act as facility custodian and will maintain all documents relating to the Transferred Assets and the collateral securing the Transferred Assets. CNAI, as agent, may replace Colonial as servicer and custodian under certain circumstances. In connection with the transaction, Citibank, N.A. and Colonial have agreed to provide a liquidity back-up facility to the Conduit Purchasers under certain limited circumstances.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Form of Warehouse Loan Purchase Agreement, dated as of March 23, 2005, among MWL Funding, Inc., as the Seller, and Colonial Bank, N.A., as the Servicer, and The Persons Parties hereto, as Conduit Purchasers and Committed Purchasers, and Citicorp North America, Inc., as the Program Agent and a Group Agent

10.2	Form of Warehouse Loan Sale Agreement, dated as of March 23, 2005, between Colonial Bank, N.A., as Originator and MWL Funding, Inc., as Purchaser

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE COLONIAL BANCGROUP, INC.

By:	/s/ SHEILA MOODY	Date: March 25, 2005
Sheila Moody Chief Accounting Officer